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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Director or officer of Builders Transport, Incorporated, a Delaware corporation (the "Company"), hereby constitutes and appoints Stanford M. Dinstein, John R. Morris, T. Michael Guthrie or Robert E. Lee Garner the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in each of said agents and attorneys-in-fact, acting singly, to sign for the undersigned as Director or an officer of the Company, or as both, the Company's 1996 Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, Washington, D.C. under the Securities Exchange Act of 1934, and to sign any amendment or amendments to such Annual Report, including an Annual Report pursuant to Form 11-K to be filed as an amendment to the Form 10-K; hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact as herein authorized.

DATED: February 6, 1997.

                                               /s/  DAVID C. WALENTAS

                                          --------------------------------------
                                                    David C. Walentas